THE OBLIGATION REPRESENTED BY THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED JULY 24, 1997 IN FAVOR OF THE STAR BANK, NATIONAL ASSOCIATION TO WHICH REFERENCE IS HEREBY MADE, RESTRICTING THE RIGHTS OF THE MAKER OR DRAWER AND OF ANY HOLDER WITH RESPECT TO PAYMENTS ON ACCOUNT OF THE PRINCIPAL AND INTEREST HEREOF.


                                 SUBORDINATED PROMISSORY NOTE


$801,240.00
Cincinnati, Ohio
                                                     July 24, 1997

  1. FOR VALUE RECEIVED, POMEROY COMPUTER RESOURCES, INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, called the "Borrower") does hereby absolutely and unconditionally promise to pay to the order of MICROCARE COMPUTER SERVICES, INC., an Indiana corporation ("Lender"), the sum of Eight Hundred One Thousand Two Hundred Forty Dollars ($801,240.00), together with interest on the outstanding principal balance from the date hereof, at the rate specified below.

2. Interest shall accrue at the rate of the prime rate of Star Bank, National Association as of the date hereof per annum. Interest on the unpaid principal balance of this note shall be due and payable quarterly with the first interest payment due and payable ninety (90) days from the date hereof and on the _____ day of each successive quarter thereafter. Such interest shall be paid on actual daily balances of outstanding principal for the exact number of days such principal remains outstanding and shall be computed on the basis of a three hundred sixty (360) day year. Principal shall be paid in three (3) equal annual installments of Two Hundred Sixty-Seven Thousand Eighty Dollars ($267,080.00) commencing on the first Anniversary Date of this Note and continuing on the next two (2) successive Anniversary Dates until paid in full. If any installment of principal or interest under this Note is payable on a day other than a Business Day, the maturity of such installment shall be extended to the next succeeding Business Day, and interest shall be payable during such extension of maturity.

  3. All payments received hereunder shall be applied first to interest and then to principal. Subject to the Subordination Agreement, as defined below, this Note may be prepaid, in whole or in part, at any time, without penalty.

  4. This Note and all obligations of the Borrower hereunder are subordinated and made junior in right of payment to the extent and in the manner provided in the Subordination Agreement of even date herewith (the "Subordination Agreement") between Star Bank, National Association, the Lender and the Borrower and no action may be taken by the Lender except in accordance with the terms of such Subordination Agreement as long as it is in effect.

  5. Upon the occurrence of an Event of Default and at any time thereafter prior to such Event of Default being cured, the entire principal amount outstanding under this Note, and accrued interest thereon irrespective of the maturity date specified herein, shall at once become due and payable, at the option of the Lender and the Lender shall have the remedies set forth in the Asset Purchase Documents and Subordination Agreement. During the continuance of any Event of Default, all principal evidenced by this Note (whether for principal or otherwise) shall (to the extent permitted by applicable law) bear interest at the annual rate of

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twelve  percent  (12%) (the "Default Rate").  The unpaid  interest accrued during the continuation of any Event of Default on the indebtedness evidenced by this Note (whether for principal or
otherwise)  in  accordance  with  the  foregoing  terms  of   this
paragraph shall become and be absolutely due and payable by the Borrower to the Lender hereof on demand by the Lender of this Note at any time. Interest will continue to accrue at the Default Rate on all indebtedness evidenced hereby until the Event of Default shall be cured or otherwise remedied.

  6. This Note is issued pursuant and subject to the terms and conditions of the Asset Purchase Agreement. This Note is subject to all terms and conditions set forth in the Asset Purchase Documents, including, but not limited to, terms of default and rights of acceleration, if any. The terms and conditions of said Asset Purchase Documents are incorporated herein by reference. Any holder of this Note is subject to all claims and defenses which the Borrower could pursue against Lender under the Asset Purchase Agreement.

7. When this Note becomes due, by acceleration or otherwise, the Lender may, at its option, subject to the Subordination Agreement, demand, sue for, collect or make any compromise or settlement it deems desirable with reference to property held as security herefor. The failure to exercise any option to declare the maturity hereof or to exercise any other rights under any of the covenants or conditions contained in the Asset Purchase Documents shall not be taken or deemed to be a waiver of the right to exercise such option or to declare such maturity after any subsequent violation of any such covenants or conditions. All remedies provided for herein upon any default by the Borrower shall be cumulative and not exclusive.

8. Notwithstanding the above, pursuant to the Asset Purchase Agreement, Lender made certain representations, warranties, covenants and agreements with and to the Borrower. Lender agrees that if the Borrower is entitled to indemnification from the Lender under the Asset Purchase Agreement or any other of the Asset Purchase Documents, the amount of such indemnification due from Lender may be set off against the amounts payable hereunder if permitted under the Asset Purchase Agreement, being first applied to interest and the withholding all or any part of payment due hereunder as a result of such a set off shall not be considered an Event of Default hereunder. Lender agrees that the amount to which the Borrower may be entitled to recover from Lender shall not be limited by either the amount paid or due to be paid to Lender hereunder or by the terms of this Note but shall be governed by the terms of the Asset Purchase Documents.

  9. The provisions of this Note and the obligations of the Borrower hereunder shall in all respects be governed by and interpreted and determined in accordance with the internal laws of the State of Indiana. BORROWER AND THE LENDER AGREE THAT ANY ACTION OR PROCEEDING COMMENCED BY OR ON BEHALF OF THE PARTIES ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE COMMENCED AND MAINTAINED EXCLUSIVELY IN THE DISTRICT COURT OF THE UNITED STATES OF THE APPLICABLE DISTRICT OF INDIANA, OR ANY OTHER COURT OF APPLICABLE JURISDICTION LOCATED IN INDIANAPOLIS, INDIANA.

10. The rights of the Lender hereunder are fully assignable and transferrable, except that any assignment and/or transfer made to a competitor of Borrower shall be made only with the prior written approval of Borrower, which approval shall not be unreasonably withheld. A competitor of Borrower is any individual or entity that engages in the leasing or selling of computers and/or computer equipment.

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11.   The  Borrower hereby unconditionally and irrevocably  waives demand, notice of acceptance, presentment for payment, notice of dishonor, notice of nonpayment, protest, and notice of protest in
connection  with  the  delivery,  acceptance,  collection   and/or
enforcement of this Note.

12. Should all or any part of the indebtedness represented by this Note be collected by action in law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after the occurrence of an Event of Default, the Borrower hereby promises to pay to the Lender of this Note, upon demand by the Lender hereof at any time, in addition to principal and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby, all court costs and reasonable attorneys' fees and all other reasonable collection charges and expenses incurred or sustained by the Lender of this Note.

13. If for any circumstances whatsoever, the fulfillment of any provision of this Note involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled will be reduced to the limit of such validity as provided in such statute of law, so that in no event shall any exaction of interest be possible under this Note in excess of the limit of such validity. In no event shall the Borrower be bound to pay interest of more than the legal limit for the use, forbearance or detention of money, and the right to demand any such excess is hereby expressly waived by the Lender.

14. No delay or omission of the holder of this Note to exercise any right or power arising from any default shall impair any such right or power or be considered to be a waiver of any such default or any acquiescence therein, nor shall the action or non-action of the holder in case of default on the part of the Borrower impair any right or power resulting therefrom.

15. As used herein, the following terms shall have the following meanings, respectively:

      (a) "Anniversary Date" - July 24, 1998 and each July 24th thereafter.

       (b) "Asset Purchase Agreement" - The Asset Purchase Agreement by, between and among the Borrower, the Lender, Microcare, Inc., an Indiana corporation, and Robert L. Versprille dated July 24, 1997.

       (c) "Asset Purchase Documents" - The Asset Purchase Agreement and any employment agreements or subordination agreement between and among the parties to the Asset Purchase Agreement.

      (d) "Business Day" - Means a day other than a Saturday, Sunday or legal holiday under the laws of the State of Indiana.

     (e)  "Event of Default" -

           (i) The failure of Borrower to make any payment of principal or interest due under this Note for a period of ten (10) days after such payment is due; or

           (ii) A default under the Senior Debt loan documentation that has been declared in writing, remains uncured past any applicable cure period, and results in the declared acceleration of the Senior Debt.


           (iii) Borrower shall (A) have an order for relief entered with respect to it under the Federal Bankruptcy Code, (B) make an assignment for the benefit of creditors, (C) apply for, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, or (D) institute any proceeding seeking any order for relief under the Federal Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, rehabilitation, arrangement, adjustment or composition of it or its debtors under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (E) dissolve or suspend operations as presently conducted or discontinue doing business as a going concern; or

           (iv) without the application, approval or consent of Borrower, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any substantial part of Borrower's property, or a proceeding described in subsection
(iii) above shall be instituted against Borrower and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

      (f) "Senior Debt" - The Debt of the Borrower to Star Bank, National Association, as set forth in the Subordination Agreement.

WITNESSES:                         BORROWER

                                     Pomeroy  Computer  Resources,
Inc.

_____________________________


                                                               By:
_____________________________


_____________________________                                 Its:
_____________________________

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